ASSET PURCHASE AND SALE AGREEMENT FOR PROPERTY
BETWEEN AND AMONG

CEN BIOTECH, INC.,
a company organized under the Federal laws of Canada

-AND-

STEVAN POKRAJAC,
a natural person who is a Canadian citizen

TESLA DIGITAL INC.
a company organized under the laws of the Province of Ontario, Canada

TESLA DIGITAL GLOBAL GROUP INC.
a company organized under the laws of the Province of Ontario, Canada

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This ASSET PURCHASE AND SALE AGREEMENT FOR PROPERTY (the "Agreement") is dated as of October 7, 2021 (the "Effective Date"), between and among CEN BIOTECH, INC., a company organized under the Federal laws of Canada and with offices located at 300-3295 Quality Way, Windsor, Ontario, Canada (the "IP Buyer"), and STEVEN POKRAJAC, a natural person who is a citizen of Canada doing business at the following address: 135 N. Rear Rd, Lakeshore, Ontario, Canada ("Pokrajac"), along with Tesla Digital, Inc., a company organized under the laws of the Province of Ontario, Canada with offices at 135 N. Rear Rd, Lakeshore, Ontario, Canada, and Tesla Digital Global Group, Inc., a company organized under the laws of the Province of Ontario, Canada with offices at 135 N. Rear Rd, Lakeshore, Ontario, Canada 135 N. Rear Rd, Lakeshore, Ontario, Canada, each of which is a seller who may be individually referenced as a "Seller," and who are hereafter collectively referenced as the "Sellers." IP Buyer and each Seller may also be referred to herein as a "Party" and together, IP Buyer and Sellers may be referenced hereafter as the "Parties."

RECITALS

WHEREAS, the Parties entered into that certain agreement dated August 31, 2016 for the sale and purchase of certain assets, properties and rights, including intellectual property and real property (the "Sale and Purchase Agreement"); and

WHEREAS, the Parties amended Sale and Purchase Agreement on March 29, 2018, on September 30, 2018, on April 3, 2019, and on March 16, 2020, for among other reasons, to extend the time under which more definitive agreements could be drafted; and

WHEREAS, Sellers desire to sell and the Purchaser desires to purchase certain assets, properties, and rights of the Sellers as described and instructed in the Sale and Purchase Agreement, as amended.

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1. Sale and Purchase; Description of Property

The Sellers shall perfect and complete the sale, transfer, conveyance, assignment, and delivery to the Purchaser, and the Purchaser shall complete the purchase, acquisition, and acceptance from the Seller, of the following property: All of the Sellers' right, title, and interest in and to United States patent number U.S. 8,723,425 (the "Patent"), in and to the inventions therein set forth and any reissue, reexamination, renewal, divisional, or continuation thereof, in addition to, any related manufacturing machinery plus inventory on hand, and all know-how pertaining to manufacture, use, operation, maintenance, development, enjoyment and exploitation of the Patent and the related manufacturing machinery (the "Property").

Sellers and each of them shall reasonably cooperate with IP Buyer to perfect the sale and assignment of the Property, including through execution of a patent assignment agreement and recordation of the same with the U.S. Patent Office, by or before **October 7th, 2021** (the "**Closing Date**"), and if and as reasonably requested from time to time thereafter, at IP Buyer's cost.

2. Purchase Consideration

The aggregate consideration, referenced hereafter as the "Purchase Consideration", for the Property shall be:

(a) Five million shares of CEN Biotech, Inc. common stock, $0.0001 par value per share (the "Shares"), tendered to the Sellers by the IP Buyer in a single, book entry transaction, to the designee instructed by Sellers; and

(b) That parcel of real property known as 1517-1525 Ride Road, Essex, Ontario, further detailed at Exhibit A, which the Parties acknowledge has already been satisfactorily tendered by IP Buyer to Sellers with a mortgage further described herein and otherwise free and clear of any impermissible Liens; and

(c) That parcel of real property known as 135 North Rear Road, Town of Lakeshore, further detailed at Exhibit A, which the Parties acknowledge has already been satisfactorily tendered by IP Buyer to Sellers with a mortgage further described herein and otherwise free and clear of any impermissible Liens.

The term "Lien" or "Liens" as used herein means, collectively or individually, any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance, lien, easement, claim, right of way, warrant, option, or charge of any kind.

The term "Real Property" as used herein means those parcels of real property described in Sections 2(b) and 2(c) of this Agreement, and further described at Exhibit A.

3. Default; All Remedies at Law or Equity

If either Buyer or Seller refuses to complete the transaction at the time and in the manner described in Section 1 for closing, the aggrieved party shall be entitled to seek all relief available to him in law or equity or both.

4. Seller's Representations, Warranties and Covenants.

Except as otherwise set forth in any schedules attached to this Agreement by reference to specific sections of this Agreement (hereinafter collectively referred to as the "Disclosure Schedule"), the Sellers make the following representations, warranties and covenants, to the best of knowledge and belief, which shall survive the closing of the sale:

(a) **Organization and Good Standing.** Other than Pokrajac, who is a natural person, each Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario, Canada and is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the conduct of its business requires it to be so qualified.

(b) **Authorization, etc.** Each Seller has full corporate power and authority to enter into this Agreement, all exhibits and schedules hereto, and all agreements contemplated herein (this Agreement and all such exhibits, schedules, and other agreements being collectively referred to herein as the "Acquisition Documents"), to perform its obligations hereunder and thereunder, to transfer the Transferred Assets, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Sellers have respectively taken, or will take before the Closing Date, all actions required by law, their respective certificates of incorporation, their bylaws, or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents, and (ii) the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Sellers and upon the execution and delivery of the remaining Acquisition Documents by duly authorized officers of the Sellers, the remaining Acquisition Documents will have been duly executed and delivered by the Sellers, and this Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Sellers enforceable according to their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors' rights; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

(c) **Title to the Property.** The Sellers exclusively own and have good and marketable title to the Property, free and clear of all Liens, except for (i) Liens set forth in the Schedule 4(c) hereto, (ii) Liens for current taxes not yet due and payable, and (iii) such other minor imperfections of title and encumbrances, if any, that do not, singly or in the aggregate, have a material adverse effect on the Property, or operations or financial condition of the same. There is no material asset used or required by the Sellers in the conduct of business pertaining to the Patent which is not owned by

the Sellers or licensed or leased to them pursuant to one of the licenses or leases listed in Schedule 4(c) hereto.

(d) **Suits, Judgments, Etc.** No judgments exist against Sellers or any of them, nor are there any executions, attachments, or replevins outstanding against Sellers or any of them. No Seller is a defendant or respondent in any action or proceeding, including one for alleged infringement of third party intellectual property rights.

(e) Sellers have not violated any license from any third party in the development, use and sale of the Property.

(f) **Disclosure of Confidential Information.** The Sellers have fully disclosed, or will disclose to the Purchaser, on or before the Closing Date, all processes, inventions, recipes, methods, formulas, plans, drawings, customer lists, secret information, and know-how (whether secret or not) known to them or in their possession and usable by the Sellers in connection with the Patent.

(g) **Absence of Undisclosed Liabilities.** The Sellers have no material debt, liability, or obligation of any nature pertaining to the Property, whether known or unknown, or fixed, absolute, accrued, contingent, or otherwise, except those which have been specifically disclosed in the Disclosure Schedule hereto by reference to the specific section of this Agreement to which such disclosure relates.

(h) **Accredited Investor.**

i) Sellers understand and agree that the consummation of this Agreement including the delivery of the Shares to Sellers or any one of them as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a et seq. (the "Securities Act"), and applicable state statutes and that the Shares are being acquired for Sellers' own account(s) and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

ii) Sellers hereby represent and warrant to the Purchaser as of the Closing Date that none of the Sellers is a "US Person" which is defined as: (i) Any natural person resident in the United States (as defined below); (ii) any partnership or corporation organized or incorporated under the laws of the United States; (ii) any estate of which any executor or administrator is a US Person; (iii) any trust of which any trustee is a US Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and (vii) Any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a US Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts. For purposes of this Agreement, "United States"

means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

iii) Sellers, as of the Closing Date, (i) are not located within the United States, and (ii) are not acquiring the Shares for the benefit of any US Person. This Agreement has been executed by Sellers at the location identified on the signature page hereto.

iv) Sellers have not acquired the Share(s) as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the United States in respect of the Share(s) which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Share(s); provided, however, that the Seller may sell or otherwise dispose of the Share(s) pursuant to registration thereof under the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements.

v) Sellers and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the Shares which have been requested by Sellers or their advisors. Sellers and their advisors, if any, have been afforded the opportunity to ask questions of the Purchaser. Sellers understand that investment in the Shares involves a significant degree of risk.

vi) At no time was any Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Sellers are not purchasing the Shares acquired by Sellers hereunder as a result of any "general solicitation" or "general advertising," as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Seller hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

vii) Sellers are acquiring the Shares for their own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Sellers do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

viii) Sellers understand that the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and Seller will not resell any Shares unless (1) Seller sells the Shares in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto) under the Securities Act, pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard

to such securities unless in compliance with the Securities Act and (2) Sellers shall have delivered to the IP Buyer, at the cost of Sellers, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the IP Buyer. Sellers acknowledge that neither the IP Buyer nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

ix) Sellers, either alone or together with their representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and have so evaluated the merits and risks of such investment. Sellers are able to bear the economic risk of an investment in the Shares and, at the present time, are able to afford a complete loss of such investment.

x) Sellers understand that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

xi) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares. Seller also understands that the Shares may bear the following or a substantially similar legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

(i) **Taxes.** All of the taxes, excise fees, tax returns and reports of the Sellers pertaining to the Property required by law to be filed on or before the Closing Date have been duly and timely filed and all taxes shown as due thereon have been paid, including, without limiting the generality of this Section, all reports, returns, and payments due under all USA and Canadian federal, provincial, state, or local laws or regulations relating to income, sales, use, registration, maintenance fees and taxes, and other obligations of the same or of a similar nature. There are in

effect no waivers of any applicable statute of limitations related to such returns. No liability for any tax will be imposed upon the Property with respect to any period before the Closing Date. None of the Sellers are subject to any open audit in respect of taxes, no deficiency assessment or proposed adjustment for taxes is pending, and the Sellers have no knowledge of any liability, whether or not proposed, for any tax with respect to any period through the Closing Date to be imposed upon the Property.

(j) **Mortgage on the Real Property.** Pokrajac and/or Sellers acknowledge responsibility from and after the Closing Date for maintenance, interest, insurance, principal and any other obligations, debts or payments owed or owing which arise from that certain mortgage registered on the Real Property on September 9, 2016 by mortgagor ARG AND PALS INC. in the principal amount of $385,000 CAD through instrument no. CE733491, which mortgage was thereafter assigned on Feb. 7, 2020 from ARG AND PALS INC. to 2738875 ONTARIO INC. by instruments CE932059 and CE932059 (collectively referenced hereafter as the "Mortgage"), notwithstanding any interest or other payments which IP Buyer made or may have made related to the Mortgage prior to the Closing Date.

(k) **Disclosure.** No representation or warranty by the Sellers in this Agreement or any of the other Acquisition Documents (including, without limitation, the Disclosure Schedule), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Sellers that materially adversely affects, or that might in the future materially adversely affect, the operations, business, assets, properties, or condition of the Property, that has not been set forth in this Agreement or the Disclosure Schedule.

(l) **No Brokerage.** No broker or finder has acted directly or indirectly for the Sellers or any of their representatives in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on the actions or statements of, or agreements, arrangements, or understandings made with any of the Sellers or any of their representatives.

(m) **Non-exploitation of Patent.** Commencing on the Closing Date, the Sellers shall, and shall cause all of their agents and representatives to, cease practicing, using and exploiting the Patent.

5. **IP Buyer's Representations, Warranties and Covenants.**

The IP Buyer hereby represents, warrants and covenants to the Sellers as set forth below:

(a) **Corporate Organization, etc.** IP Buyer is on the date hereof, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the Federal laws of Canada.

(b) **Authorization, etc.** IP Buyer has full corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the IP Buyer has taken, or will take before the Closing Date, all actions required by law, its certificate of incorporation, its bylaws, or

otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents, and (ii) the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the IP Buyer and, upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Purchaser, the remaining Acquisition Documents will have been duly executed and delivered by the IP Buyer, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the IP Buyer, enforceable according to their terms (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights; and (B) that the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) **Title to the Real Property.** IP Buyer exclusively owned and had good and marketable title to the Real Property, free and clear of all Liens, at the time the Real Property was tendered to Pokrajac on or about September 9, 2016, except for (i) the Mortgage, (ii) other Liens, if any, set forth in the Schedule 5(c) hereto, (iii) Liens for current taxes not yet due and payable, and (iv) such other minor imperfections of title and encumbrances, if any, that do not, singly or in the aggregate, have a material adverse effect on the Real Property or its financial condition.

(d) **No Violation.** None of (i) the execution and delivery of this Agreement or any other Acquisition Document by the IP Buyer, (ii) the performance by the IP Buyer of its obligations hereunder or thereunder, or (iii) the consummation of the transactions contemplated hereby or thereby will (A) violate any provision of the certificate of incorporation or bylaws of the IP Buyer; (B) violate, or be in conflict with, or permit the termination of, or constitute a default under or breach of, or cause the acceleration of the maturity of, any contract, debt, or other obligation of the IP Buyer, which violation, conflict, default, breach, termination or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations, and accelerations, would have a material adverse effect on the business, assets, or financial condition of the Purchaser; (C) except as set forth in Schedule 5(c) hereof, require the consent of any other party to, or result in the creation or imposition of any Lien upon any property or assets of the Purchaser under any agreement or commitment to which the Purchaser is a party or by which the IP Buyer is bound; or (D) to the best knowledge and belief of the IP Buyer, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which the IP Buyer is subject.

(e) **Litigation.** There is no action pending or, to the best knowledge and belief of the IP Buyer, threatened against the IP Buyer, or any properties or rights of the Purchaser, that questions or challenges the validity of this Agreement or any of the other Acquisition Documents, nor any action taken or to be taken by the IP Buyer pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby and the IP Buyer does not know of any such action, proceeding, or investigation that may be asserted.

(f) **Disclosure.** No representation or warranty by the Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material

fact necessary to make the statements herein not misleading.

(g) **Brokerage.** No broker or finder has acted directly or indirectly for the IP Buyer or its representatives in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on the actions or statements of, or the agreements, arrangements, or understandings made with the IP Buyer or its representatives.

6. Deliveries at Closing

(a) By or before the Closing Date, Sellers will deliver to IP Buyer:

i) An executed and duly notarized patent assignment agreement substantially in the form set forth in Exhibit B;

ii) All documents of title with respect to the Property; and

iii) A properly executed bill of sale substantially in the form set forth in Exhibit C.

(b) By or before the Closing Date, the IP Buyer will deliver to the Sellers:

i) A form of irrevocable transfer agent instructions reserving the Shares and instructing delivery of the Shares to Sellers' designee, substantially in the form set forth at Exhibit D.

7. Non-competition

(a) The IP Buyer and the Sellers agree that the Purchase Consideration was fixed on the basis that the transfer of the Property to the IP Buyer would provide the IP Buyer with the full benefit and goodwill of the Property as it existed on the Closing Date. The Sellers acknowledge that it is proper for the IP Buyer to have assurance that the value of the Property will not be diminished by acts of the Sellers after the Closing Date. Accordingly, the Sellers covenant and agree that, commencing on the Closing Date and ending five years thereafter, no Seller will (i) directly or indirectly compete with, or own, manage, operate, or control or participate in the ownership, management, operation or control of, or provide consulting services to, any business, firm, corporation, partnership, person, proprietorship, or other entity which is conducting any business which competes with the Property as constituted on the Closing Date; (ii) directly or indirectly solicit employment by any person, partnership, corporation, or other entity of any of the employees, consultants, agents, or independent contractors of the IP Buyer (for this purpose the terms "employees," "consultants," "agents," and "independent contractors" shall include any persons having such status with regard to the IP Buyer at any time during the three (3) months preceding any solicitation in question); or (iii) solicit, interfere with, or endeavor to entice away from the IP Buyer, on behalf of any person, partnership, corporation, or other entity, any Property-related customer of the IP Buyer. The foregoing provisions shall not apply to investments in shares of stock of a corporation traded on a national securities exchange or on the national over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than

$500,000,000 USD and constitute less than 2 percent of the outstanding shares of such stock of such corporation.

(b) If any Seller commits a breach, or threatens to commit a breach, of any of the provisions of this Section, the IP Buyer shall have the right and remedy, in addition to any others, to have the provisions of this Section specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being acknowledged and understood by the Sellers that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefor.

8. Indemnification

(a) **Survival.** Notwithstanding (i) the making of this Agreement, (ii) any examination made by or on behalf of the Parties hereto, and (iii) the Closing hereunder, (A) the representations, warranties and covenants of the Parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive until the third anniversary of the Closing Date; and (B) the covenants and agreements required to be performed after the Closing pursuant to any provision of this Agreement, including this Section, shall survive until fully performed or fulfilled. No action for indemnification pursuant to Sections 8(b)(iii) or 8(c)(iii) may be brought after the applicable expiration date, provided, however, that if before such date one of the Parties hereto have notified the other germane Parties hereto of a claim for indemnity hereunder (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance herewith.

(b) **Indemnification by the Sellers.** The Sellers, jointly and severally, along with their successors and assigns, shall defend, indemnify and hold the IP Buyer and its successors and assigns, along with their respective officers, directors, employees, agent and representatives (collectively, the "IP Buyer Indemnified Group"), harmless from and against any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) (collectively, the "Damages") incurred by the IP Buyer Indemnified Group in connection with each and all of the following:

i. Any claim by any person or other entity for any broker's or finder's fee or similar fee charged for commission that arises from any action, statement, or commitment made by any of the Sellers or their agents or representatives.

ii. Any breach or other failure to perform any covenant, agreement, or obligation of the Sellers contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

iii. Any breach of any representation, warranty or covenant by any of the Sellers contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby, but only to the extent that the Damages arising in connection with all such breaches exceed $10,000 USD in the aggregate before the second anniversary of the Closing Date.

iv. Any breach or other failure to perform fully before the Closing Date any agreement that is required to be disclosed under this Agreement.

v. Any liability to employees or to third parties for personal injury or death or damage to property arising out of or occurring in connection with the Property on or before the Closing Date in excess of, not covered by, and not deductible from any insurance policy of the Sellers.

(c) **Indemnification by the IP Buyer.** The IP Buyer and its successors and assigns shall defend, indemnify and hold the Sellers and their respective successors and assigns, along with their respective officers, directors, employees, agents and representatives (collectively, the "Sellers' Indemnified Group") harmless from and against any and all Damages incurred by any of the Sellers and their respective successors and assigns in connection with each and all of the following:

i. The claim by any person for any broker's or finder's fee or similar fee charged for commission that arises from any actions, statements, or commitments made by the IP Buyer or its agents or representatives.

ii. The breach or other failure to perform any covenant, agreement, or obligation of the IP Buyer contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates contemplated hereby or thereby.

iii. Any breach of any representation, warranty or covenant by the IP Buyer contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby, but only to the extent that the Damages arising in connection with such breaches exceed $10,000 USD in the aggregate before the second anniversary of the Closing Date.

(d) **Notice and Defense of Claim.** Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall provide written notice to the other party (the "Indemnifying Party") within sixty (60) days of becoming aware of the right to indemnification and, as expeditiously as possible thereafter, the facts constituting the basis for such claim. In connection with any claim giving rise to indemnity hereunder, resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall not be obligated to, defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting therefrom.

9. Entire Agreement.

This Agreement, including the Acquisition Documents, any Disclosure Schedule, and any other exhibits hereto, and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter, including, by way of illustration and not by limitation, any term sheet agreed to by the parties hereto prior to the date hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.

10. Transfer; Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11. Governing Law; Venue.

This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the Province of Ontario, Canada as applied to agreements performed wholly within the Province of Ontario, Canada. Any dispute arising from this Agreement shall be solely resolved by a Superior Court located in Windsor, Province of Ontario, Canada, and none of the Parties shall object to such venue on the basis of inconvenience or lack of personal jurisdiction.

12. Notices

All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given: (a) if delivered by hand, overnight courier, or mailed certified or registered mail with postage prepaid, on the date reflected in proof of delivery to the respective addresses listed on page 1 of this Agreement; (b) if delivered by electronic means such as email or facsimile, on the date reflecting proof of receipt by or on behalf of the named or intended recipient. The Parties may update each other from time to time with new contact information. In addition, the parties shall send courtesy copies of material communications (which shall not constitute notice to a Party) to each other's counsel as follows:

(a) If to Sellers' counsel:

Jaime Holroyd, Esq.
Siskinds
680 Waterloo Street
P.O. Box 2520
London, ON N6A 3V8
Canada
Phone: (519) 660 2063
Email: Jaime.holryd@siskinds.com

(b) If to IP Buyer's counsel:

Michael R. Geroe, Esq.
Anthony L.G., PLLC
625 N. Flagler Drive, Ste, 600
West Palm Beach, FL 33401
USA
Phone: +1 (800) 341-2684
Email: mgeroe@anthonypllc.com

13. Counterparts; Electronic Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed by facsimile or other electronic signature and a such signature shall constitute an original for all purposes.

14. Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15. Confidentiality.

Before and after the Closing Date, each Party to this Agreement shall, and shall cause its officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any other Party without the prior written consent of the other Party, all information obtained from the other Parties in connection with the transactions contemplated hereby, except such information may be used or disclosed (i) when required by any regulatory authorities or governmental agencies, (ii) if required by court order or decree or applicable law, (iii) if it is publicly available other than as a result of a breach of this Agreement, (iv) if it is otherwise contemplated herein, or (v) by the IP Buyer from and after the Closing Date to the extent related to the Sellers or the Property.

[SIGNATURE PAGE FOLLOWS]

INTENDING TO BE LEGALLY BOUND, THE PARTIES HEREBY EXECUTE THIS AGREEMENT as of the date first written above:

FOR CEN BIOTECH, INC., a company organized under the Federal laws of Canada:

By: ______________________
Signature

____
Printed Name

Co President
Title

Signed at: Windsor, Ontario
Canada

FOR TESLA DIGITAL INC., a company organized under the Federal laws of Canada:

By: ______________________
Signature

STEFAN PODRAJAC
Printed Name

____
Title

Signed at: Windsor, Ontario
Canada

FOR TESLA DIGITAL GLOBAL GROUP INC., a company organized under the Federal laws of Canada:

By: ______________________________
Signature

STEVAN POKRAJAC
Printed Name

____
Title

Signed at: Windsor, Ontario
Canada

____
STEVAN POKRAJAC, Individually

Signed at: Windsor, Ontario
Canada

EXHIBIT A

Description of parcels of real property tendered to Sellers in partial consideration

REAL PROPERTIES TRANSFERRED TO STEVAN POKRAJAC

Parcel 1: PT LT 17 CON GORE OR 2ND RANGE COLCHESTER PT 2 12R15043, being approximately 9.8 acres. Transferred to Stevan Pokrajac on or about August 21, 2016, and registered on September 9, 2016, by Kindred Credit Union Limited, via instrument number CE733489.

Parcel 2: PT N ½ of LT 2, CON NMR as in R1427725,135 North Rear Road, Maidstone, being 22 acres more or less. Transferred to Stevan Pokrajac on or about August 21, 2016, and registered on September 9, 2016, by CEN Biotech, Inc., via instrument number CE733490.

EXHIBIT B

FORM OF PATENT ASSIGNMENT

EXHIBIT C

FORM OF BILL OF SALE

Pursuant to paragraph 4(c), the Sellers shall be responsible for all realty and other taxes owed or levied now or in the future against the subject real properties, including liens if any.

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTIONS